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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                      DAIRY MART CONVENIENCE STORES. INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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COMPANY PRESS RELEASE

DAIRY MART AND COMMITTEE OF CONCERNED SHAREHOLDERS
ANNOUNCE SETTLEMENT OF PROXY CONTEST

HUDSON, Ohio--(BUSINESS WIRE)--May 22, 2000--Dairy Mart Convenience Stores, Inc., (AMEX: DMC - news) and the Committee of Concerned Dairy Mart Shareholders announced today that they have settled the proxy contest begun by the Committee. "We are both interested in the same thing -- maximizing shareholder value," said Robert B. Stein, Dairy Mart Chairman, President and Chief Executive Officer and Frank Colaccino, Chairman of the Committee. "We believe that the process of enhancing shareholder value is well under way and would be helped by this settlement."

Mr. Colaccino added, "The Committee began the proxy contest in the interest of all shareholders and with a commitment to maximize value of the company's shares. I believe that the shareholders will now be best served by ending this proxy fight given that we have received assurances that management is focused on evaluating a sale of the company. We are committed to assist in that initiative and have decided to vote our shares for the current board's nominees." Mr. Stein reiterated the company's commitment to explore all options for increasing shareholder value, including a sale. He said, "We are continuing our review of the various expressions of interest Dairy Mart has received."

Dairy Mart Convenience Stores, Inc. was named "Convenience Store Chain of the Year" in 1999 by Convenience Store Decisions magazine. The company owns and operates approximately 600 retail stores in seven states in the Midwest and Southeast. Through consulting and licensing agreements, the Company is also affiliated with more than 200 stores in Korea and approximately 400 locations in Malaysia. For more information, visit Dairy Mart's web site at www.dairymart.com.

Statements contained in this release that are not historical facts, including those relating to possible outcomes of exploring the Company's strategic alternatives, such as a possible sale of the Company may constitute forward-looking statements. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements include competition, general economic conditions, the ability to find one or more suitable buyers for the stores or the whole Company at acceptable prices, the ability of such buyers to finance store purchases or the whole Company, the determination of the board of directors, which may or may not include a sale of the stores or the whole Company and other factors disclosed in Dairy Mart's periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

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Contact:

     MacKenzie Partners, Inc.
     Larry Dennedy, 800/322-2885
          or
     Committee of Concerned Dairy Mart Shareholders
     Frank Colaccino, 860/688-3667 ext.11
          or
     Dix & Eaton Incorporated
     Scott Chaikin, 216/241-4615
          or
     Sullivan & LeShane Public Relations
     Gene Sheehan, 860/560-0001